UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

With the Treasury’s announcement this past weekend that they have placed into conservatorship the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae), SCBT Financial Corporation (“SCBT”) is evaluating an “other than temporary impairment” non-cash charge with respect to its investments in Freddie Mac preferred stock.  The precise amount of the impairment that will be incurred on these securities for the third quarter is difficult to determine, given the uncertainties and significant volatility being experienced in the market.  An “other than temporary impairment” charge will reduce earnings, accordingly.

Currently, SCBT owns 288,913 preferred shares, and at June 30, 2008, the combined investment in these securities totaled $10.25 million with a temporary unrealized loss of $2.0 million, or $1.25 million after tax.  Based upon values at August 31, 2008, the unrealized loss in these securities was $6.6 million on a pre-tax basis, and potentially $4.1 million after-tax.  The company began investing in these securities in 2001 with an initial investment of $4.0 million, and has continued with additional investments over subsequent years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	September 9, 2008	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer